putnam
allstate
advisor
application
and transfer forms

putnam
allstate
advisor
Application for
Variable Annuity

Mail documents to:
Allstate Life Insurance Company
OVERNIGHT: 3100 Sanders Road - J4A
Northbrook, IL 60062
MAIL: P.O. Box 94039
Palatine, IL 60094-4039

Questions?
Call Putnam Insurance Products Services toll free at 1-800-390-1277.
REMEMBER
Keep a copy of all documents for your file.

LR1597 CW
Application
for Variable Annuity

Insurer, as used in this application, means Allstate Life Insurance Company.

Allstate Life Insurance Company
OVERNIGHT: 3100 Sanders Road - J4A
Northbrook, IL 60062
MAIL: P.O. Box 94039
Palatine, IL 60094-4039

1) owner
If no Annuitant is specified in section 3, the Owner will be the Annuitant.
Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male   o Female o Trustee         o CRT
Phone #

2) Joint owner
(If any)
Name
Relationship to Owner
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

3) Annuitant
Complete only if
different from the Owner in section 1.
Name
Street Address
City     State    Zip
SS#/TIN
Date of birth     Month    Day      Year
o Male
o Female

4) Beneficiary(ies)
         Designated
         Contingent
Name(s)  Relationship to Owner      Percentage
Name(s)  Relationship to Owner      Percentage

5) Tax-qualified
plans
Check the appropriate box in A, B, and C.
A. o Nonqualified o Traditional IRA o SEP-IRA        o Roth IRA      o 401(k)
o 401(a)o 403(b)
    o Other________________________________
B. o Initial       o Transfer      o Rollover      Tax year for which initial
contribution is being made________
C. o Individual Accounts        o Unallocated Plan Account

6) investment
selection
Please check selected investment choice(s) and indicate whole percentage allocations. The initial premium will be allocated as selected here. If dollar cost averaging, see section 7B. Initial $___________________ Monies remitted via
o Check o Wire o 1035 o Tax-qualified transfer o Asia Pacific Growth ______% o Diversified Income ______% o The George Putnam Fund ______% o Global Asset Allocation ______% o Global Growth ______% o Growth and Income ______% o Health Sciences ______% o High Yield ______% o Income ______% o International Growth ______% o International Growth and Income ______% o International New Opportunities ______% o Investors ______% o Money Market ______% o New Opportunities ______% o New Value ______% o OTC & Emerging Growth ______% o Research ______% o Small Cap Value ______% o Utilities Growth and Income ______%
o Vista ______% o Voyager ______% o ___________________________ ______%


o   6-Month DCA Fixed Account*      ______%
o 12-Month DCA Fixed Account*       ______%
o Standard Fixed Account*  ______%

   *May not be available in all states
         Total    ______%

Optional Programs

7A) Automatic
rebalancing
Program
o Moderate -- 35% Diversified Income, 20% Growth and Income, 20% International New Opportunities, 15% Income, 10% New Value
o Aggressive -- 25% International New Opportunities,  25% Growth and Income,
20% Diversified  Income, 15% Income, 15% New Value
o Flagship -- 38% Growth and Income, 38% Voyager, 24% Income

If a custom model is created, please complete and sign the separate form in the back of the booklet.

7B) Dollar cost
averaging
Program

         Transfer to (select investment option)      Percent per transfer   Transfer Frequency:  Monthly
         -----------------------------                --------------%       Program Options:
         -----------------------------                --------------%          o 6-month program*
         -----------------------------                --------------%          o 12-month program**
         -----------------------------                --------------%

         Number of occurrences (3-12)
         DCA Program length: Minimum 3 months, maximum 12 months.
*All assets must be transferred into the variable subaccounts within 3 to 6 months from the date of enrollment.
**All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment.
    If you wish to Dollar Cost Average from variable subaccounts, please see the form in the back of the booklet.

         The program above may be terminated or modified at any time by me or the Insurer by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer/withdrawal. In the unlikely event that another financial transaction request is received on the transfer/withdrawal date, the Insurer may delay processing the scheduled transfer/withdrawal if enrolling in the Systematic Withdrawal Plan.

Optional Riders (May not be available in all states*)

8A) Guaranteed
minimum
income
benefit
         Select only one income benefit rider
o Income Benefit Rider 1: Guaranteed Return of Premium
         OR
o Income Benefit Rider 2: Guaranteed Greater of 6% Annual Increase or Maximum Anniversary Value

8B) enhanced
DEATH
BENEFIT
o 5% Annual Increase
         Greater of base death benefit or 5% Annual Increase

* Please note there is an additional charge for the optional riders; see prospectus for details.

9) Special
Remarks
(Attach separate page if necessary.)
------------------------------------------------------------------------------

10) Home office
use only
------------------------------------------------------------------------------

11) owner(s')  Acknowledgements

The following states require the applicant to acknowledge the information below that pertains to their specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 12.

o Arkansas,  o Kentucky, o Maine, o new mexico,  o ohio, o Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading information concerning any false materials thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

o Arizona Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

o Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

o Florida Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

o New Jersey Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

12)Will the annuity applied for replace one or more existing annuity or life insurance contracts? o Yes o No (If yes, explain in Special Remarks, section 9.)
Have you purchased another annuity during the current calendar year?
o Yes  o No
Do you or any joint owner  currently own an annuity issued by the Insurer?
oYes o No o Optional Consent for Electronic Distribution to my E-mail address:
-------------------------------------------------
I (we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.
o Receipt of a variable annuity and fund prospectus is hereby acknowledged.
If not checked, the appropriate prospectus will be mailed to you.
I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
         A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the Insurer declines this application, the Insurer will have no liability except to return the first purchase payment.

         I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the Insurer. By accepting the annuity issued, I agree to any additions or corrections to this application. The Insurer will obtain written agreement from me for any change in investment allocations, benefits, type of plan, or birthdates.
   Owner's
signature
Joint Owner's signature
     Signed
at
on
Do you, as Agent, have reason to believe the product applied for will replace
existing annuities or insurance?   o Yes      o No

Licensed Agent
Signature         Print name

Licensed I.D. # (for Florida agents only)


LR1597 CW